CONSULTING AGREEMENT



This Consulting Agreement (the "Agreement"), dated the _26_ day of November, 1996, is by and between Debra J. Fields ("Fields") of Summit County, Utah and Mrs. Fields' Original Cookies, Inc. ("the Company") of 462 West Bearcat Drive, Salt Lake City, Utah 84115.


                                    RECITALS



     A. The Company is engaged in the marketing, manufacture, and production of cookies and other bakery goods for retail sale.

     B. The Company wants to retain Fields as a consultant to perform certain consulting services for the Company.

     C. Fields desires to act as a consultant and not as an employee and perform certain consulting services for the Company.

     D. Fields and the Company desire and have agreed to enter into this Agreement.



                NOW, THEREFORE, in consideration of the foregoing Recitals, which by this reference are incorporated herein, Fields and the Company agree to the following terms, conditions and covenants.


                                        1
                                    AGREEMENT
                  1. Term, The initial term of this Agreement shall commence as of the date hereof, and shall continue on the terms and conditions provided herein until December 31, 1999.
                  2. Consulting Duties, During the term of this Agreement, Fields agrees to perform consulting work for the Company (a) on the days listed on Exhibit A with respect to 1996, and (b) at a minimum rate of 50 days per calendar year thereafter, and Fields shall also have the option to designate that she perform services for up to 20 additional days during the term of this Agreement (the "Extra Days"), such work to be performed at the direction of and the discretion of the Company's CEO. This consulting work shall consist of the performance of one or more of the following types of activities:
                           (a)      Public Relations

i. National
aa. Spokesperson (public)
bb. Charity Events
cc. Special Events
dd. Board Meetings
ee. Store visits

ff. Company meetings

gg. Franchise/licensee presentations

hh. Grand openings

2
ii. Lending - participate in
presentations jj. Landlord meetings


ii. International

aa. Spokesperson (public)

bb. Charity events

cc. Special Events

dd. Country Visits

ee. Interviews

ff. Store visits

gg. Franchise relations

(b) Advertising

i. Print

ii. Radio

iii. Television


(c) Travel related to the foregoing.



                All duties requested of Fields shall be consistent in type and character with duties performed by senior officers of the Company, and will not be inconsistent with her status as founder of the predecessor of the Company.

                  3. Fields will report to the Company's CEO, who shall have sole direction over Fields relationship with the Company and the duties to be performed by Fields under this Agreement,
                  4. Fields will have no authority over any Company employees or resources except as agreed to by the Company's CEO. The Company will provide Fields with appropriate administrative support (which shall not require a full-time or dedicated employee) sufficient to enable her to perform her duties hereunder.
                  5. Scheduling of Work Days. The timing and scheduling of Fields' work days during each calendar year commencing on or after January 1, 1997 during the term of this Agreement shall be determined as follows:
                           (a) The CEO and Fields shall discuss during the first
                  month of each calendar year a general schedule for the coming year and the timing of work days for Fields and will attempt to schedule for such year most if not all of Fields work days. While mutual agreement as to the scheduling of each work day will be sought by both parties, the CEO will make the final determination in the best interests of the Company acting reasonably. Once work days are scheduled in writing, the Company and Fields agree not to change those days without mutual agreement.
                           (b) The Company agrees to use its best efforts not to
                  schedule any work days on holidays or weekends, unless mutually agreed, except

                                                        4
                  that such scheduling of work on weekends or holidays may occur in limited circumstances (not to exceed two, and not to include Thanksgiving, Christmas and New Year's holidays) where travel may be required to or from an event on a weekend or holiday.
                           (c)    For 1996 per attached exhibit
                           (d) One work day will be  considered  utilized  under
                  this Agreement if any portion of a day is utilized hereunder. Even if duties performed in one calendar day extend beyond eight hours still only one day will be considered to be utilized hereunder. Fields will use reasonable efforts to accommodate travel on the same days other duties are performed.
                           (e) A minimum  of three  work days per month  will be
                  guaranteed by the Company unless otherwise agreed to. The maximum number of workdays in any given month will not exceed fourteen days unless mutually agreed.
                           (f) The  Company  will  make a good  faith  effort to
schedule the majority of work
days in the year during the third week of each month.

6. Compensation for Consulting Services. In exchange for providing the consulting services outlined herein, the Company will pay Fields $250,000.00 per year with a 10% increase over the amount payable with respect to the previous year, beginning on January 1, 1999. At the Company's request and Fields agreement and in addition to the Extra Days, Fields may work up to an additional 50 days per year (the "Optional Days") for payment of an additional $5,000.00 per day.
                  7. In the  event  that  Fields  fails  to work on  those  days previously scheduled, and such days are not rescheduled by mutual agreement, $5,000.00 per day missed will be deducted at the end of the month. Fields acknowledges that any missed scheduled days will cause the company to incur certain costs and expenses not contemplated under this Agreement, the exact amount of which costs are extremely difficult or impracticable to fix. Therefore, if Fields fails to work any scheduled days without giving the Company at least 72 hours notice (unless such failure is due to illness, canceled airline flights or other acts of God), Fields shall agree to have $5,000.00 per missed day deducted from the amount the Company pays to Fields. Fields and the Company agree that this charge represents a reasonable estimate of such costs and expenses and is fair compensation to the Company for its loss caused by Fields failure to work any scheduled days.
                  8. To assist Fields,  the  $250,000.00  per year payable under this Agreement as of January 1, 1997 will be made in twelve equal monthly installments on the last day of each month, and additional compensation at the rate of $5,000 per day shall be paid as of the last day of each month for each Extra Day and Optional Day and for each day during 1996 where services are performed during such month. A general accounting and reconciliation of moneys owed and days worked each calendar year will be done every quarter, commencing with the quarter ending March 31, 1997.




                                                     6
                  9. Fields may hold a seat on the Board of Directors of the Company but will not be compensated separately. It will not be a condition of performance under this Agreement that the Company offers nor that Fields accepts a seat on the Board.
                  10. The Company agrees to pay Fields pursuant to written travel and other company polices (copies of which shall be provided to Fields) for expenses reasonably related to her consulting duties. Such expenses shall include cookies at no cost where the use of Mrs. Fields cookies are in the furtherance of the performance of Fields duties and to the benefit of the Company. In the event Fields desires to provide cookies at events which are not in the furtherance of her duties under this Agreement, but will inure to the benefit of the Company, prior approval must be obtained from the CEO and the Company will reimburse Fields at 65% of retail. Any cookies to be provided by Fields for events which are not in furtherance of her duties under this Agreement nor to the benefit of the Company will be provided at retail to Fields
                  11. Fields may co-invest in the new company at the same basis as Capricorn Investors 11, L.P. at closing.

                           COVENANT NOT TO DISCLOSE
                  12.   Fields   acknowledges   and  agrees   that   during  her
relationship with the Company Fields has had or may have access to and become familiar with various trade secrets and other confidential information, consisting of, but not limited to recipes, formulas, patents, copyrights, devices, secret inventions, processes, and compilations of information, records, methodology and specifications ("confidential information"), which are owned by the Company and which are regularly used in the operation of the
                                                     7
 Company's business. Fields agrees that the Company has all right, title, and interest in to any of this confidential information, and acknowledges that it is the sole and exclusive property of the Company.
                  13. Fields shall not disclose any of the confidential information, directly, or indirectly, or use it in any way, either during Fields employment or at any time thereafter, except as required and authorized in the course of acting as a consultant for the Company. All recipes, files, records, documents, drawings, specification, equipment, computer records, and similar items relating to the business of the Company, whether prepared by Fields or otherwise coming into Fields' possession, shall remain the exclusive property of the Company. Such items and all duplicates shall be returned to the Company upon the termination of Fields' consulting services under this Agreement with the Company.


                  14. Fields further agrees that, unless such confidential information is or becomes a matter of general public knowledge other than by reason of a breach of this Agreement, or information which Fields lawfully receives from any third party under circumstances which she has reason to believe rightfully permits the disclosure thereof to others, or unless required to disclose such information by governmental process, Fields will hold the information referred to above, solely for the benefit and use of the Company and shall not directly or indirectly disclose it to any person or entity without the prior, written permission of the Company.





                                                        8
                    15. Fields agrees that if she violates any of the provision of paragraph 14 of this Agreement for any reason during the term of this Agreement, the Company shall be entitled to the entry of a permanent injunction against Fields in order to prevent the continuation of irreparable harm and loss of good will to the Company. Nothing in this Agreement, however shall be construed to prohibit the Company from also pursuing any other remedies, the parties having agreed that all remedies shall be cumulative.

                                COVENANT NOT TO COMPETE

                  16. Fields and the Company agree that the consulting services to be provided by Fields under the terms of this consulting agreement are unique and extraordinary. The company is in the business of manufacturing, distributing and marketing at retail and at wholesale, cookies, baked goods, specialty coffees and drinks, cookbooks, and other promotional items bearing the Company's trademark, for sale by franchisees, licensees and at Company owned outlets. Fields acknowledges that the Company's products are identified with Fields and the consulting services she will perform hereunder. Fields acknowledges and agrees that a substantial amount of the good will generated for the Company will result from and be created by Fields consulting services as provided hereunder.
                  17. Company and Fields agree, and Fields understands, that the Company encourages Fields to pursue outside activities. During the period of this Agreement which ends with the termination of Fields consulting services, Fields will give ten business days prior written notice, with reasonable detail, to the Company's CEO of any non-company venture, project, undertaking, business association, etc. that Fields will become associated with before entering into such venture.
                                                     9
                  18. In consideration for the payments made to Fields under this Agreement, the opportunity the Company provides to Fields to act as a consultant and to participate in the public relations, advertising, national and international visits, and other Company business, and in view of other consideration as specified below, Fields covenants and agrees as part of and ancillary to this Agreement, that during the term of this Agreement, or portion thereof, when Fields is receiving payment for consulting services, Fields shall not for any reason, without the prior written consent of the Company, directly or indirectly, or by any means or device whatsoever, for herself or on behalf of, or in conjunction with any person, partnership, corporation, or other entity engaged in the Company's areas of marketing, research, development, production or manufacturing, compete with the Company, directly or indirectly, or be the spokesperson for any company that sells food based products, or solicit any subscribers or customers of the Company for the type of products provided by the Company, or through direct employment or a consulting relationship with a competitor of the Company in any country where the Company is actively selling its products.
                  19. Fields agrees that if she violates any of the provisions of paragraphs 17 & 18 of this Agreement for any reason during the term of this Agreement, the Company shall be entitled to the entry of permanent injunction against Fields in order to prevent the continuation of irreparable harm and loss of good will to the Company. Nothing in this Agreement, however, shall be construed to prohibit the Company from also pursuing any other remedies, the parties having agreed that all remedies shall be cumulative.

                  20. Fields and the Company have attempted to limit Fields' right to compete only to the extent necessary to protect the Company from unfair competition and to protect the good will of the Company. Fields and the Company recognize, however, that reasonable people may differ in making such a determination. Consequently, Fields and the Company hereby agree that if the scope of enforceability of the restrictive covenant in paragraph 18 above is in anyway disputed at any time, then after a 30 day cooling-off period, Fields and the Company agree to submit the dispute to the Company's Board of Directors for their determination.


                      TERMINATION OF CONSULTING AGREEMENT
                21. During the term of this Agreement, the Company may terminate Field's consulting services for cause under this Agreement by giving Fields written notice specifying the grounds therefor. For purposes of this paragraph, "cause" shall include the following:

(a) fraud or dishonesty with regard to any aspect of consulting with the Company;

(b) deliberate and significant violation of the Company's rules, regulations, standards and/or policies;

(c) accepting other employment that makes it impossible for Fields to perform consulting services on behalf of the Company; and

(d) violation of the non-compete provision.

In the event that Fields is terminated for cause as specified hereunder, all payments for consulting services as provided hereunder will terminate

     22.Fields may refuse to continue performing consulting services hereunder and terminate this Agreement at any time for any reason at which time all payments for consulting services will cease.



                                              GENERAL
                  23. Fields agrees that she has been fully advised on and understands the meaning in effect of each and every provision contained in this Agreement, in particular the Covenant Not to Disclose and the Covenant Not to Compete.
                24. If, in one or more instances, either Fields or the Company fails to insist that the other party perform any of the terms of this Agreement, such failure shall not be construed as a waiver by such party of any past, present or future right granted under this Agreement; the obligations of both Fields and the company under this Agreement shall continue in full force and effect.
                25. If any provision, paragraph, or subparagraph is adjudged by any court to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph and subparagraph of this Agreement is separable from every other provision, paragraph and subparagraph, and constitutes a separate and distinct covenant.
                26. If any party to this Agreement breaches any of the terms of the Agreement, then the breaching party shall pay to the non-breaching party all of the non-
breaching party's costs and expenses, including reasonable attorneys' fees incurred by the non-breaching party in enforcing the terms of this Agreement.
                  27. This Agreement shall supersede all other written or oral agreements made by Fields and the Company as to her consulting duties and the covenant not to compete for the period specified herein, but shall not supersede or modify any other written agreement, unless specifically referred to herein The parties hereto acknowledge and agree that except for the proposed execution of the License Agreement and the Mutual Release, this Agreement (a) shall not affect any rights of the parties with respect to trademarks, trade names, trade secrets or other intellectual property including, but not limited to, the rights of the MF Entities and the Lenders pursuant to the Mrs. Fields Inc. Organizational Agreement dated May 5, 1986 among Randall K. Fields and Debra J. Fields, MF holdings Inc., MFI, Riverview Financial Corp., and Fenwick, Davis & West, and pursuant to The Fields Grant and Assignment of Rights dated May 12, 1986 executed by Randall K. Fields and Debra J. Fields, and (b) shall not serve as a reaffirmation or acknowledgment of the existence, enforceability or validity of any of the foregoing.


                28. Any modification of this Agreement and any waiver of any provision, right, or remedy hereof shall be effective only if the same is in writing signed by Fields or the Company.
                29. Any notices pertaining to the Agreement shall be writing and shall be transmitted by personal hand-delivery to an officer or director of the Company or to Fields, or through the facilities of the US post office, certified mail, return receipt requested. The addresses set forth below for the respective parties shall be the paces where notice shall be sent, unless a written notice of a change of address is given.


    Debra J. Fields                                      The Company
 3475 East Bench Creek Road                         c/o Larry Hodges, CEO
    Woodland, UT 84063                             462 West Bearcat Drive
                                                  Salt Lake City, UT 84115




                  30. This Agreement shall be governed by the laws of the State of Utah. The terms of this Agreement as set forth are contractual and not a mere recital. Fields and the Company agree that they have carefully read the entire foregoing Agreement and know the contents of it, in particular the Agreement, and that they sign the same of their own free act and will.
                  IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.

MRS. FIELDS' ORIGINAL COOKIES, INC.




By: /s/ Larry A. Hodges

Its: President C.E.O.



/s/ Debra J. Fields

Debra J. Fields